                                                                 EXHIBIT 10.10


                                LOAN AGREEMENT

                                    AMONG

                             SILICON VALLEY BANK
                             and BANK OF HAWAII,
                                AS CO-LENDERS

                                     AND

                                 CYMER, INC.
                                     AND
                              CYMER JAPAN, INC.

                                 AS BORROWERS

                         DATED AS OF DECEMBER 8, 1997

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                                  AGREEMENT

   THIS LOAN AGREEMENT ("Agreement") is made and entered into as of December 8, 1997, by and among CYMER, INC. ("Cymer") and CYMER JAPAN, INC. ("Cymer Japan") (Cymer and Cymer Japan are jointly referred to herein as the "Borrowers"), and SILICON VALLEY BANK ("SVB") and BANK OF HAWAII ("BOH") as co-lenders, (individually, "Lender", and collectively, "Lenders"), and SVB, as Servicing Agent for the Lenders.

                                     RECITALS

   Borrowers wish to obtain credit from time to time from Lenders, and Lenders desire to extend credit to Borrowers. This Agreement sets forth the terms on which Lenders will advance credit to Borrowers, and each Borrower will repay the amounts owing to Lenders by it.

                                    AGREEMENT

   The parties agree as follows:

1.    DEFINITIONS AND CONSTRUCTION.

   1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

   "ACCOUNTS" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to a Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by a Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

   "ADVANCE" or "ADVANCES" means an advance under the Committed Revolving Line or an advance otherwise made hereunder.

   "AFFILIATE" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, such Persons' managers and members.

   "BORROWER'S BOOKS" means all of a Borrower's books and records including ledgers; records concerning Borrower's assets or liabilities, business operations or financial condition; and all computer programs, or tape files, and the equipment containing such information, if such equipment is necessary for the review of such information.

   "BUSINESS DAY" means (i) any day that is not a Saturday, Sunday, or other day on which banks in Santa Clara, California or Honolulu, Hawaii are authorized or required by law or other


                                      -1-

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governmental actions to close, and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on any U.S. Dollar Advance which bears interest by reference to an interbank offering rate and any Advance made in a currency other than U.S. Dollars, any day which is a Business Day described in clause (i) and which is also a day on which commercial banks are open for international business (including dealings in the currency in which such Advance is denominated) in the location of the relevant interbank market and the place where such funds are to be paid or made available.

   "CLOSING DATE" means the date of this Agreement.

   "CODE" means the California Uniform Commercial Code.

   "COMMITMENT" means, with respect to each Lender and with respect to each Credit Facility hereunder, the amounts set forth in the Schedule and "Commitments" means, with respect to each Lender or each facility hereunder, as the case may be, all such amounts collectively, as each may be amended from time to time.

   "COMMITMENT PERCENTAGE" means, as to any Lender, for any Credit Facility hereunder, the percentage equivalent of such Lender's Commitment for such facility DIVIDED BY the aggregate amount of all Commitments under such facility.

   "COMMITTED REVOLVING LINE" means Fifteen Million Dollars ($15,000,000).

   "CONTINGENT OBLIGATION" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to
(i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; PROVIDED, HOWEVER, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; PROVIDED, HOWEVER, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

   "CREDIT EXTENSION" means each Advance, Exchange Contract and each other extension of credit by Lender for the benefit of a Borrower hereunder.

   "CREDIT FACILITY" means the financial accommodations extended to the Borrowers by the Lenders regarding each of the Committed Revolving Line as more fully set forth in this Agreement.

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   "DAILY BALANCE" means the amount of the Obligations under the Loan
Documents, owed at the end of a given day.

   "DEFAULT" means an Event of Default or event or condition that, but for the requirement that time elapse or notice be given, would constitute an Event of Default.

   "DISCLOSURE LETTER" means the disclosure letter dated the Closing Date and signed by a Responsible Officer of Cymer delivered to the Lenders pursuant hereto.

   "DOLLAR EQUIVALENT" means, with respect to a specified amount of Optional Currency on any date, the amount of Dollars that a Lender reasonably determines it would have to exchange in order to obtain such amount of Optional Currency for value on a spot basis on such date of determination. "DOLLARS", "DOLLARS" or "$" each means dollars in lawful currency of the United States of America.

   "EQUIPMENT" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

   "ELIGIBLE ASSIGNEE" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000; provided that such bank is acting through a branch or agency located in the United States, or (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary.

   "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

   "EVENT OF DEFAULT" has the meaning set forth in Section 8 hereof.

   "FOREIGN EXCHANGE RESERVE" has the meaning set forth in Section 2.1.3(a) hereof.

   "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

   "GUARANTOR" means any guarantor of the Obligations.

   "INDEBTEDNESS" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services including, without limitation, reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations with respect to, immediately or ultimately, the types of other Indebtedness listed in clauses (a), (b) and (c) above.


                                      -3-

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   "INTEREST PERIOD" means for each LIBOR Based Rate Advance, a period of approximately one, two or three months as the Borrower may elect, provided that the last day of an Interest Period for a LIBOR Based Rate Advance shall be determined in accordance with the practices of the LIBOR interbank market as from time to time in effect, provided, further, in all cases such period shall expire not later than the applicable Maturity Date.

   "INSOLVENCY PROCEEDING" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

   "INVENTORY" means all present and future inventory in which a Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of a Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

   "INVESTMENT" means any beneficial ownership of (including stock, partnership interest or other interests or securities) any Person, or any loan, advance or capital contribution to any Person.

   "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

   "JAPANESE SHORT TERM PRIME RATE" means the variable rate of interest, per annum, most recently announced by BOH -- Tokyo Branch, as its "short term prime rate," whether or not such announced rate is the lowest rate available from BOH.

   "LENDERS' EXPENSES" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses and reasonable expenses of other advisors) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Servicing Agent's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents, whether or not suit is brought.

   "LIBOR" means, for any Interest Period for a LIBOR Based Rate Advance, the rate per annum equal to the British Bankers Association interest settlement rate as published by the Dow Jones telerate system or Bloomberg Financial Markets System, two (2) Business Days before the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount approximately equal to the amount of such Advance, or, in the absence thereof, the rate per annum determined by the Servicing Agent to be the per annum rate of interest at which deposits in Dollars are offered to the Servicing Agent in the London inter-bank market in which the Servicing Agent customarily participates at 11:00 A.M. (local time in such interbank market)

                                      -4-

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two (2) Business Days before the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount approximately equal to the amount of such Advance.

   "LIBOR INTEREST RATE" means, for any Interest Period for a LIBOR Based Rate Advance, a rate per annum (rounded upwards if necessary, to the nearest 1/100 of 1%) equal to (i) LIBOR for such Interest Period divided by (ii) 1 minus the Reserve Requirement for such Interest Period.

   "LIBOR BASED RATE" means the LIBOR Interest Rate for an identified Interest Period plus 225 basis points.

   "LIEN" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

   "LOAN DOCUMENTS" means, collectively, this Agreement, any note or notes executed by a Borrower, and any and all other agreements, documents and instruments executed and delivered by or on behalf or in support of Borrower to Servicing Agent or any Lender or their authorized designee evidencing or otherwise relating to the Advances, the Foreign Exchange Contracts, and the Liens granted to Servicing Agent, on behalf of Lenders, as the same may from time to time be amended, modified, supplemented or restated.

   "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Cymer and its Subsidiaries taken as a whole or (ii) the ability of a Borrower to repay its Obligations under the Loan Documents.

   "NET BASIS" shall have the meaning set forth in Section 6.8 hereof.

   "OBLIGATIONS" means all debt, principal, interest, Lenders' Expenses and other amounts owed to Lenders or Servicing Agent by a Borrower pursuant to this Agreement or any other Loan Document, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding.

   "OPTIONAL CURRENCY" means the lawful currency of Japan.

   "OPTIONAL CURRENCY ADVANCE" means an Advance in an Optional Currency, made pursuant to and in accordance with Section 2.1.1.A hereof.

   "OPTIONAL CURRENCY RATE" means with respect to Advances in Japanese Yen, the Japanese Short Term Prime Rate plus 50 basis points.

   "PERIODIC PAYMENTS" means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Lenders or Servicing Agent pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between or among Borrower or any Lender or Servicing Agent.

   "PERMITTED INDEBTEDNESS" means:

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     (a)  Indebtedness of either Borrower in favor of Lenders or Servicing
Agent arising under this Agreement or any other Loan Document;

     (b) Indebtedness existing on the Closing Date and disclosed in the Disclosure Letter;

     (c)  Subordinated Debt;

     (d) Indebtedness to trade creditors incurred in the ordinary course of business;

     (e)  Indebtedness secured by Permitted Liens;

     (f) Indebtedness of any Subsidiary to Cymer and Contingent Obligations of Cymer with respect to obligations of any Subsidiary (provided that the primary obligations are not prohibited hereby); PROVIDED that the incurrence of such Indebtedness or Contingent Obligations, as the case may be, does not result in a violation of Section 7.7 as a consequence of the provisos set forth in paragraph (1) of the definition of "Permitted Investments", and, PROVIDED, FURTHER, that the sum of such Indebtedness does not otherwise violate the overall limitation set forth in clause (i) hereof;

     (g) Indebtedness of Cymer to any Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of Cymer (provided that the primary obligations are not prohibited hereby), and Indebtedness of any Subsidiary to any other Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of any other Subsidiary (provided that the primary obligations are not prohibited hereby);

     (h) Indebtedness by Cymer and its Subsidiaries consisting of guarantees (and other credit support) of the obligations of vendors and suppliers of Borrower or its Subsidiaries in respect of transactions entered into in the ordinary course of business provided that such guarantees (and other credit support) shall not at any time exceed $1,000,000, and, PROVIDED, FURTHER, that the amount of such Indebtedness and Contingent Obligations does not otherwise violate the overall limitation set forth in clause (i) hereof;

     (i) Indebtedness not otherwise permitted by Section 7.5, provided that the sum of such Indebtedness plus the aggregate sum of the Indebtedness and Contingent Obligations under clauses (f), (g) and (h) shall not exceed in any event 20% of the Tangible Net Worth of Cymer at any time;

     (j) Indebtedness of Cymer incurred in connection with interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect against fluctuation in interest rates, currency exchange rates, commodity prices or securities issued by Cymer in connection with a securities repurchase program, in each case entered into for the purpose of directly mitigating market risk and not for speculation; and

     (k) Extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (j) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

   "PERMITTED INVESTMENTS" means:

     (a) Investments existing on the Closing Date disclosed in the Disclosure Letter;

     (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by SVB or BOH and (iv) Investments permitted under Cymer's corporate investment policy approved by the board of directors of Cymer as of October 22, 1997, as it may be amended from time to time so long as any such amendments are approved by the Lenders;

     (c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

     (d) Investments consisting of receivables owing to Borrower or its Subsidiaries by Persons and advances to customers or suppliers, in each case, if created, acquired or made in the ordinary course of business; provided that this paragraph (d) shall not apply to Investments owing by Subsidiaries to Borrower;

     (e) Investments consisting of (i) compensation of employees, officers and directors of Borrower or its Subsidiaries so long as the Board of Directors of Borrower determines that such compensation is in the best interests of Borrower, (ii) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business, (iii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans approved by Borrower's Board of Directors, (iv) other loans to officers and employees approved by the Board of Directors;

     (f) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

     (g)  Investments pursuant to contracts of the type described in clause
(j) of the definition of Permitted Indebtedness;

     (h) Investments consisting of prepaid royalties and other credit extensions to, customers and suppliers who are not Affiliates, in the ordinary course of business;

     (i) Investments constituting acquisitions permitted under Section 7.3, if any;

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

     (j) Deposit accounts of Cymer and any Subsidiaries thereof maintained in the ordinary course of business;

     (k)  Investments accepted in connection with Transfers permitted by
Section 7.1;

     (l) Investments (whether consisting of the purchase of securities, loans, capital contributions or otherwise) of Cymer in or to Subsidiaries and Investments by Cymer in or to companies which simultaneously with such Investments become Subsidiaries, PROVIDED that the sum of (i) all such Investments by Cymer in or to Subsidiaries, plus (ii) Contingent Obligations by Cymer outstanding at any time with respect to the obligations of Subsidiaries, minus the sum of (x) Investments by Subsidiaries in or to Cymer, plus (y) payments to Borrower on account of Investments of Cymer in or to Subsidiaries, plus (z) distributions or dividends by Subsidiaries to Cymer, in each case, made, incurred or arising on or after the date hereof, does not exceed $5,000,000, PROVIDED, FURTHER, that accounts payable of Subsidiaries owing to Cymer incurred in the ordinary course of business consistent with the general past business practices of Cymer and Subsidiaries are not subject to the foregoing limitations;

     (m) Investments (whether consisting of the purchase of securities, loans, capital contributions, or otherwise) of Subsidiaries in or to other Subsidiaries or in or to Cymer;

     (n) Investments by Cymer consisting of the purchase of securities of Cymer in an aggregate amount not in excess of 20% of the Tangible Net Worth of Cymer on a consolidated basis; and

     (o) Other Investments aggregating not in excess of 10% of the Tangible Net Worth of Cymer on a consolidated basis.

   "PERMITTED LIENS" means the following:

     (a) Any Liens existing on the Closing Date and disclosed in the Disclosure Letter or arising under this Agreement or the other Loan Documents;

     (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, PROVIDED the same have no priority over any of Servicing Agent's or any Lender's security interests;

     (c) Liens (i) upon or in any equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, PROVIDED that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

     (d)  [reserved];

     (e) Leases or subleases and non-exclusive licenses and sublicenses granted to others in the ordinary course of Borrower's business not interfering in any material respect with

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the business of Borrower and its Subsidiaries taken as a whole, and any interest or title of a lessor, licensor or under any lease or license;

     (f) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.8;

     (g) Easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property not constituting a Material Adverse Effect;

     (h) Liens which constitute rights of set-off of a customary nature or bankers' Liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with arrangements entered into with banks in the ordinary course of business;

     (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

     (j) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums;

     (k) Liens in favor of a trustee under any indenture relating to Subordinated Indebtedness securing only amounts due to such trustee thereunder; and

     (l) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness.

   "PERSON" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

   "PRIME RATE" means the variable rate of interest, per annum, most recently announced by SVB, as its "prime rate," whether or not such announced rate is the lowest rate available from SVB.

   "PRIME BASED RATE" means an interest rate of the Prime Rate less 50 basis points.

   "REQUISITE LENDERS" means, at any time, Lenders then holding at least sixty-six and two-thirds percent (66.67%) of the aggregate Commitments; PROVIDED, HOWEVER, that in the event there shall be only two (2) Lenders, then both of such Lenders.

   "RESERVE REQUIREMENT" means, for any Interest Period, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D against "Eurocurrency liabilities" (as such term is used in Regulation D) by member banks of the Federal Reserve System. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by the Lenders by reason of any regulatory change against (i) any category of liabilities which includes deposits by reference to which LIBOR is be determined as used herein or (ii) any category of extensions of credit or other assets which include Advances.

   "RESPONSIBLE OFFICER" means, with respect to Cymer, each of the Chief Executive Officer, the Chief Financial Officer and the Treasurer and, with respect to Cymer Japan, a Representative Director.

   "REVOLVING ADVANCE" means an Advance made to Borrower pursuant to Section
2.1.1 of this Agreement.

   "REVOLVING COMMITMENT" means, as to each Lender, the amount of the Commitment with respect to the Committed Revolving Line set forth in the Schedule next to such Lender's name.

   "REVOLVING MATURITY DATE" means one year from the date hereof, as such date may from time to time be extended by Lenders in their sole discretion pursuant to this Agreement.

   "SCHEDULE" means the schedule of Commitments attached hereto.

   "SERVICING AGENT" means SVB, not in its individual capacity, but solely in its capacity as agent for certain loan servicing functions, on behalf of and for the benefit of Lenders, and any successor agent, all as may be requested by the Lenders, unanimously, from time to time.

   "SUBORDINATED DEBT" means Cymer's 3-1/2%/7-1/4% Step-Up Convertible Notes Due 2004 (the "Notes") and any other debt of a Borrower which is subordinated to the debt owing by a Borrower to Lenders on terms at least favorable to Lenders as set forth in the indenture relating to the Notes or on such other terms approved by Requisite Lenders and Servicing Agent in writing, PROVIDED that in all cases the Obligations hereunder shall at all times constitute "Designated Senior Indebtedness" (as defined in the Notes) to the extent that any of the Notes remains outstanding.

   "SUBSIDIARY" means any Person which is an entity in which (i) any general partnership interest or (ii) more than 50% of the stock or other equity interest of which by the terms thereof ordinary voting power to elect the Board of Directors, managing members, managers or trustees of the entity shall, at the time as of which any determination is being made, be owned by Borrower, either directly or through an Affiliate.

   "TANGIBLE NET WORTH" means, as at any date of determination, the consolidated total assets of Borrower and its Subsidiaries, plus Subordinated Debt, MINUS, without duplication, (i) the sum of any amounts attributable to
(a) goodwill, (b) other intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and capitalized research and development expenses except prepaid expenses, and
(c) all reserves not already deducted from assets, and (ii) Total Liabilities.

   "TOTAL LIABILITIES" means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP, be classified as liabilities on the consolidated balance sheet of Borrower, including, in any event, all Indebtedness, but specifically excluding Subordinated Debt.

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

   1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto.

2.    CREDIT FACILITIES AND TERMS OF PAYMENT

   2.1  THE CREDIT FACILITIES.

     2.1.1 THE REVOLVING ADVANCES. Subject to and upon the terms and conditions hereof, and in reliance upon the representations and warranties of the Borrowers set forth herein, each Lender severally agrees to make its Commitment Percentage of Revolving Advances to Cymer up to the amount of $2,000,000 from time to time until the close of business on the Revolving Maturity Date, in such sums as Cymer may request, PROVIDED that the aggregate principal amount of all Revolving Advances and the Dollar Equivalent of the Optional Currency Advances at any one time outstanding shall not exceed the Committed Revolving Line minus the Foreign Exchange Reserve. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties set forth herein, amounts borrowed pursuant to this Section 2.1.1 may be repaid and reborrowed at any time during the term of this Agreement. The minimum amount of a Prime Based Rate Revolving Advance is $25,000. The minimum amount of a LIBOR Based Rate Revolving Advance is $500,000, and loan amounts greater than such sum are required to be in integral multiples of $50,000 in excess thereof.

   Cymer promises to pay to Servicing Agent for the account of each Lender, in lawful money of the United States of America, the aggregate unpaid principal amount of all Revolving Advances made by Servicing Agent and Lenders to Borrower. Borrower shall also pay interest on the aggregate unpaid principal amount of such Advances at the rates and in accordance with the terms hereof.

   The Committed Revolving Line shall terminate on the Revolving Maturity Date, at which time all Revolving Advances under this Section 2.1.1, all Optional Currency Advances, and other amounts due under this Agreement (except as otherwise expressly specified herein) shall be immediately due and payable.

     2.1.1.A    OPTIONAL CURRENCY ADVANCES.

             At the request of the Cymer Japan, Cymer may, on behalf of Cymer Japan, request Advances hereunder, from time to time, in an Optional Currency, PROVIDED, HOWEVER, that the Dollar Equivalent of the aggregate principal amount of all such Optional Currency Advances at any one time outstanding shall not exceed Three Million Dollars ($3,000,000) AND the aggregate principal amount of all Revolving Advances, the Dollar Equivalent of the aggregate principal amount of all Optional Currency Advances at any one time outstanding shall not exceed the Committed Revolving Line minus the Foreign Exchange Reserve. All Advances made in an Optional Currency shall be made exclusively by BOH, and repayments of Optional Currency Advances made in such Optional Currency shall be made only at the branch of BOH in the country of such Optional Currency.

     2.1.2    [RESERVED]

     2.1.3   FOREIGN EXCHANGE CONTRACTS; FOREIGN EXCHANGE SETTLEMENTS.

       (a) Subject to the terms of this Agreement, either Borrower, on a joint basis, may enter into foreign exchange contracts (the "Exchange Contracts") not to exceed an aggregate Dollar Equivalent amount of $100,000,000 (the "Contract Limit"), pursuant to which Lenders shall sell to or purchase from Borrower foreign currency on a spot or future basis. A Borrower shall not request any Exchange Contracts at any time a Default or an Event of Default has occurred and is continuing. All Exchange Contracts must provide for delivery of settlement on or before the Revolving Maturity Date. The amount available under the Committed Revolving Line at any time shall be reduced by the following amounts (the "Foreign Exchange Reserve") on any given day (the "Determination Date"): on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed, 10% of the gross amount of the Exchange Contracts.

       (b) Lenders may, in their discretion, terminate the Exchange Contracts at any time (i) that an Event of Default has occurred and is continuing or (ii) that there is insufficient availability under the Committed Revolving Line and the applicable Borrower does not have available funds in its deposit account with Lender to satisfy the Foreign Exchange Reserve. If Lender terminates the Exchange Contracts, and without limitation of any applicable indemnities, the applicable Borrower agrees to reimburse Lender for any and all fees, costs and expenses relating thereto or arising in connection therewith.

       (c) The Borrowers shall not permit the total gross amount of all Exchange Contracts on which delivery is to be effected and settlement allowed in any two business day period to be more than $20,000,000 in the aggregate for both Borrowers (the "Settlement Limit") nor shall the Borrowers permit the total gross amount of all Exchange Contracts to which either Borrower is a party, outstanding at any one time in the aggregate, to exceed the Contract Limit. Notwithstanding the above, however, the amount which may be settled in any two (2) business day period may be increased above the Settlement Limit up to, but in no event to exceed, the amount of the Contract Limit under either of the following circumstances:

         (i) if there is sufficient availability under the Committed Revolving Line in the amount of the Foreign Exchange Reserve as of each Determination Date, provided that Lender in advance shall have reserved the full amount of the Foreign Exchange Reserve against the Committed Revolving Line; or

         (ii) if there is insufficient availability under the Committed Revolving Line, as to settlements within any two (2) Business Day period, provided that Lender, in its sole discretion, may: (A) verify good funds overseas prior to crediting the deposit account of the applicable Borrower with a Lender (in the case of the sale by Borrower of foreign currency); or
(B) debit the deposit account of the applicable Borrower with a Lender prior to delivering foreign currency overseas (in the case of the purchase by Borrower of foreign currency).

       (d) In the case of the purchase by the applicable Borrower of foreign currency, such Borrower in advance shall instruct Lender upon settlement either to treat the Settlement Amount as a Revolving Advance, or to debit the account of such Borrower for the amount settled.

       (e) The applicable Borrower shall execute all standard form applications and agreements of Lender in connection with the Exchange Contracts and, without limiting any of the terms of such applications and agreements, such Borrower will pay all standard fees and charges of Lender in connection with the Exchange Contracts.

   2.2 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by a Borrower under the Committed Revolving Line or the Dollar Equivalent of the Obligations relating to Optional Currency Advances exceeds the applicable credit limitation, such Borrower shall immediately pay to Servicing Agent, on behalf of Lenders, in cash, the amount of such excess.

   2.3    INTEREST RATES, PAYMENTS, CALCULATIONS, BORROWING PROCEDURES.

     2.3.1 INTEREST RATE. Except as set forth in Section 2.3.2, all Revolving Advances shall bear interest on the average Daily Balance thereof at a rate per annum equal to either the Prime Based Rate or the LIBOR Based Rate, which interest rate election may be made in writing by the Borrower to the Servicing Agent, provided that (a) the initial interest rate relating to each of the Revolving Advances shall be the Prime Based Rate unless the Borrower notifies the Servicing Agent otherwise in accordance herewith as if such an election were a conversion from a existing Prime Based Rate Advance to a LIBOR Based Rate Advance under Section 2.7 hereof with the closing date herewith considered to be the conversion date thereunder, (b) subsequent switches in interest rate from the Prime Based Rate to the LIBOR Based Rate and vice versa shall be accomplished in accordance with Section 2.7 hereof, and (c) there shall be a single interest rate applicable to all Revolving Advances. All Optional Currency Advances shall bear interest on the average Daily Balance thereof at the Optional Currency Rate.

     2.3.2 DEFAULT RATE. All Obligations shall bear interest, from and after the occurrence of an Event of Default, at a rate equal to the lesser of
(i) two (2) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default, or (ii) the maximum rate permitted by law including, to the extent applicable to Optional Currency Advances, the law of the country of such Optional Currency.

     2.3.3 PAYMENTS. Interest on all Advances shall accrue at the applicable interest rate from the date of the making of such Advances and shall be payable by the Borrower to the Servicing Agent on the 5th of each month, except for the interest on the LIBOR Based Rate Advances which shall be payable at the end of the applicable Interest Period. Each Borrower hereby authorizes Servicing Agent to debit any accounts with Servicing Agent, including, without limitation, Account Number _____________________ for payments of principal and interest due on the Obligations and any other amounts owing by such Borrower to Lenders. Servicing Agent shall notify the applicable Borrower of all debits which Servicing Agent makes against such Borrower's accounts. Any such debits against a Borrower's accounts in no way shall be deemed a set-off. With respect to repayments of Optional Currency Advances, the branch of BOH in the country of the Optional Currency shall, at the option of

BOH, charge such interest and all periodic payments against the applicable Borrower's deposit account in such country or against the Committed Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable thereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

     2.3.4 COMPUTATION. In the event the Prime Rate is changed from time to time hereafter, the applicable Prime Based Rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest relating to the Prime Rate chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty five (365) day year for the actual number of days elapsed, except where the law or commercial custom in the country of the Optional Currency requires otherwise. All interest relating to the LIBOR Based Rate Advances chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

     2.3.5 BORROWING PROCEDURES. Whenever a Borrower desires a Credit Extension hereunder, Borrower shall notify Servicing Agent (A) by facsimile transmission or telephone no later than 11:00 a.m. California time, on the Business Day prior to which a Prime Based Rate Credit Extension is to be made, (B) by facsimile transmission no later than 12:00 p.m. noon California time on the Business Day that is three (3) Business Days prior to the Business Day on which a LIBOR Based Rate Credit Extension is to be made and
(C) by facsimile transmission no later than 12:00 p.m. noon California time on the Business Day that is two (2) Business Days prior to the Business Day on which an Optional Currency Rate Advance is to be made. Servicing Agent shall promptly deliver such notice to the Lenders. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of EXHIBIT B hereto. Servicing Agent is authorized to make Credit Extensions under this Agreement, based upon instructions received by Servicing Agent from a Responsible Officer, or without instructions if in Servicing Agent's discretion such Credit Extensions are necessary to meet Obligations which have become due and remain unpaid. Servicing Agent and Lender shall be entitled to rely on any telephonic notice given by an individual whom Servicing Agent or any Lender reasonably believes to be a Responsible Officer, and the applicable Borrower shall indemnify and hold Servicing Agent and Lenders harmless for any damages or loss suffered by Servicing Agent or Lenders as a result of such reliance. Each Lender will wire or credit, as appropriate, the amount of Advances in United States Dollars made under Section 2.1 to the applicable Borrower's deposit account held by Servicing Agent, as specified by such Borrower, or, as to an Advance in an Optional Currency, to such Borrower's deposit account held by BOH in the respective branch office in the country of the Optional Currency.

     2.3.6 PREPAYMENTS. Borrowers may at any time prepay any Prime Rate Based Revolving Advance or any Optional Currency Rate Advance, in full or in part, without premium or penalty. Each prepayment shall be made upon the irrevocable written or telephone notice of Borrowers received by the Servicing Agent not later than 10:00 a.m. California time on the date of the prepayment of a Prime Based Rate Revolving Advance and not less than two Business Days in the country of the Optional Currency prior to the date of the prepayment of an Optional Currency Rate Advance. The notice of prepayment shall specify the date of the prepayment, the amount of the prepayment, and the Advance or Advances to be prepaid. Each prepayment of an Optional Currency Rate Advance for which the term and interest rate have been fixed shall be accompanied by the payment of accrued interest on the amount prepaid.

     2.4 CREDITING PAYMENTS. Prior to the occurrence of an Event of Default, Servicing Agent shall credit a wire transfer of funds, check or other item of payment paid by Borrower to Servicing Agent on behalf of Lenders to such deposit account or Obligation as Borrower specifies. After the occurrence and during the continuance of an Event of Default, the receipt by Servicing Agent on behalf of Lenders of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any payment (other than a wire transfer or other payment in immediately available funds) received by Servicing Agent or any Lender after 12:00 p.m. noon California time (or, as to a payment in Optional Currency, noon at the BOH branch office in the country of the Optional Currency) shall be deemed to have been received by Servicing Agent or such Lender as of the opening of business on the immediately following Business Day. Whenever any payment to Servicing Agent or any Lender under the Loan Documents would otherwise be due (except by reason of acceleration) on a date which is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as applicable, shall accrue and be payable for the period of such extension.

     2.5 FEES. Cymer shall pay to Servicing Agent on behalf of Lenders the following:

       2.5.1 FACILITY FEE. A Facility Fee equal to Forty Three Thousand Seven-Hundred Fifty Dollars ($43,750), which fee shall be shared equally by Lenders, shall be due on the Closing Date and shall be fully earned and non-refundable;

       2.5.2    [RESERVED]

       2.5.3 LENDERS' EXPENSES. Upon the date hereof, all Lenders' Expenses incurred through the date hereof, including reasonable attorneys' fees and expenses.

       2.5.4 UNUSED LINE FEE. Borrower shall pay the Lenders an unused line fee, in addition to all interest and other fees payable hereunder. The amount of such fee shall be .125% per annum multiplied by an amount equal to $15,000,000 minus the sum of the average Daily Balance of (a) the outstanding Revolving Advances plus (b) the Dollar Equivalent of the Optional Currency Advances plus (c) the Foreign Exchange Reserve. The unused line fee shall be computed and paid quarterly, in arrears, on the last day of March, June, September and December of each year, commencing on December 31, 1997, with respect to the quarter then ended.

     2.6 ADDITIONAL COSTS. In case any change in any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law), in each case after the date of this Agreement:

       2.6.1 subjects Servicing Agent or any Lender to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Servicing Agent or such Lender imposed by any jurisdiction or any political subdivision thereof);

       2.6.2 imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Servicing Agent or any Lender; or

       2.6.3 imposes upon Servicing Agent or any Lender any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to Servicing Agent or such Lender, reduce the income receivable by Servicing Agent or such Lender or impose any expense upon Servicing Agent or such Lender with respect to any Advances, Servicing Agent or such Lender, as applicable, shall notify Borrower thereof. Borrower agrees to pay to Servicing Agent or such Lender the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Servicing Agent or such Lender of a statement of the amount and setting forth Servicing Agent's or such Lender's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error; PROVIDED, HOWEVER, that the Borrower shall not be liable for any such amount attributable to any period prior to the date one-hundred eighty (180) days prior to the date of such statement. Lender agrees that it will allocate all such increased costs among its customers similarly affected in good faith and in a manner consistent with Lender's customary practice.

     2.7  CONVERSION/CONTINUATION OF ADVANCES.

       (a) Borrowers may from time to time submit in writing a request that Prime Rate Based Advances be converted to LIBOR Based Rate Advances or that any existing LIBOR Based Rate Advances continue for an additional Interest Period. Such request shall specify the amount of the Prime Based Rate Advances which will constitute LIBOR Based Rate Advances (subject to the limits set forth below and as otherwise set forth herein) and the Interest Period to be applicable to such LIBOR Based Rate Advances. Each written request for a conversion to a LIBOR Based Rate Advance or a continuation of a LIBOR Based Rate Advance shall be substantially in the form of a LIBOR Rate Conversion/Continuation Certificate as set forth on EXHIBIT C, which shall be duly executed by a Responsible Officer. Subject to the terms and conditions contained herein, three (3) Business Days after Servicing Agent's receipt of such a request from Borrower, such Prime Based Rate Advances shall be converted to LIBOR Based Rate Advances or such LIBOR Based Rate Advances shall continue, as the case may be, provided that:

         (i) no Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists;

         (ii) Borrower shall have complied with the procedures as Lenders have established set forth in Section 2.3.5 for LIBOR Based Rate Advances; and

         (iii) Servicing Agent shall have determined that the Interest Period or LIBOR Rate is available to Lenders as of the date of the request for such LIBOR Based Rate Advance.

   Any request by Borrowers to convert Prime Based Rate Advances to LIBOR Based Rate Advances or continue any existing LIBOR Based Rate Advances shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lenders shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable LIBOR market to fund any LIBOR Based Rate Advances, but the provisions hereof shall be deemed to apply as if the Lenders had purchased such deposits to fund the LIBOR Based Rate Advances.

       (b) Any LIBOR Based Rate Advances shall automatically convert to Prime Based Rate Advances upon the last day of the applicable Interest Period, unless the Servicing Agent has received and approved a complete and proper request to continue such LIBOR Based Rate Advance at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any LIBOR Based Rate Advances shall, in Lenders' commercially reasonable discretion, convert to Prime Based Rate Advances in the event that an Event of Default shall exist and be continuing.

   2.8 ADDITIONAL REQUIREMENTS/PROVISIONS REGARDING LIBOR BASED RATE ADVANCES OR OPTIONAL CURRENCY RATE ADVANCES.

     (a) If for any reason (including voluntary or mandatory prepayment or acceleration), Lenders receive all or part of the principal amount of a LIBOR Based Rate Advance prior to the last day of the Interest Period for such LIBOR Based Rate Advance, Borrower shall within 10 days of demand by Servicing Agent, pay Servicing Agent the amount (if any) by which (i) the additional interest which would have been payable on the amount so received had it not been received until the last day of such Interest Period or term exceeds (ii) the interest which would have been recoverable by Lender by placing the amount so received on deposit in the certificate of deposit markets or the offshore currency interbank markets or United States Treasury investment products, as the case may be, for a period starting on the date which it was so received and ending on the last day of such Interest Period or term at the interest rate determined by Servicing Agent in its reasonable discretion plus Borrower shall also pay to Servicing Agent any and all other costs or expenses incurred by the Servicing Agent as a result of any such conversion. Servicing Agent's determination as to such amount shall be conclusive absent manifest error.

     (b) If at any time a Lender, in its sole and absolute discretion, determines that: (i) the amount of the LIBOR Based Rate Advances or Optional Currency Rate Advances for periods equal to the corresponding Interest Periods or any other period are not available to such

Lender in the offshore currency interbank markets, or (ii) LIBOR or the Optional Currency Rate does not accurately reflect the cost to Lenders of lending the LIBOR Based Rate Advance or Optional Currency Rate Advance, then such Lender shall promptly give notice thereof to Borrower, and upon the giving of such notice such Lender's obligation to make the LIBOR Based Rate Advance or Optional Currency Rate Advances shall terminate, unless Lenders and Borrower agree in writing to a different interest rate applicable to LIBOR Based Rate Advances or Optional Currency Rate Advances. If it shall become unlawful for a Lender to continue to fund or maintain any Advances (other than with respect to Prime Rate Based Advances), or to perform its obligations hereunder with respect thereto, upon demand by such Lender, Borrower shall, with respect to Optional Currency Advances, prepay the Advances in full with accrued interest thereon and all other amounts payable by Borrower hereunder (including, without limitation, any amount payable in connection with such prepayment pursuant to Section 2.8(a)) and, with respect to LIBOR Based Rate Advances, convert such Advances to Prime Rate Based Advances.

   2.9 TERM. Except as otherwise set forth herein, this Agreement shall become effective on the Closing Date and, subject to Sections 13.2.4 and 13.7, shall continue in full force and effect for a term ending on the Revolving Maturity Date with respect Revolving Advances, Optional Currency Advances and Foreign Exchange Contracts. Notwithstanding the foregoing, Lenders shall have the right to terminate their obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default, PROVIDED that Lenders are not required to make Advances during the pendency of a Default.

3.    CONDITIONS OF LOANS

   3.1 CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION. The obligation of Lenders to make the initial Credit Extension is subject to the condition precedent that Lenders shall have received, in form and substance satisfactory to Lenders, the following:

       (a)       this Agreement;

       (b) a certificate of the Secretary of each Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

       (c) certificates of the Secretary of State of Nevada and the Secretary of State of California with respect to the valid existence, good standing, and foreign qualification, as applicable with respect to Cymer, Inc. and such certificates and other written evidence with respect to the valid existence and good standing of Cymer Japan, Inc.;

       (d)    an opinion of Borrower's counsel acceptable to the Lenders;

       (e) guaranty by Cymer of the obligations of Cymer Japan hereunder, in such form as is acceptable to the Lenders;

       (f)    [reserved];

       (g)    insurance certificate;

       (h)    [reserved];

       (i) payment of the fees and expenses (including, without limitation, Lenders' Expenses) then due specified in Section 13.2.1 hereof;

       (j)    the Disclosure Letter; and

       (k) such other documents, and completion of such other matters, as Lenders may reasonably deem necessary or appropriate.

   3.2 CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS. The obligation of Lenders to make each Credit Extension, including the initial Advance, is further subject to the following conditions:

       (a) timely receipt by Servicing Agent on behalf of Lenders of the Payment/Advance Form; and

       (b) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date (except to the extent they relate specifically to an earlier date, in which case such representations and warranties shall continue to have been true and accurate as of such date), and no Event of Default shall have occurred and be continuing, or would result from such Credit Extension. The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2(c).

4.    [RESERVED]

5.    REPRESENTATIONS AND WARRANTIES

   Each Borrower severally represents and warrants as follows (but where indicated only Cymer so represents and warrants):

   5.1 DUE ORGANIZATION AND QUALIFICATION. Such Borrower and each Subsidiary is a corporation duly existing and in good standing under the laws of its state or jurisdiction of organization and qualified and licensed to do business in, and is in good standing in, any state or country in which the conduct of its business or its ownership of property requires that it be so qualified, except for states or countries as which any failure to so qualify would not have a Material Adverse Effect.

   5.2 DUE AUTHORIZATION; NO CONFLICT. The execution, delivery, and performance of the Loan Documents are within such Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in such Borrower's Articles of Incorporation or Bylaws (or similar constituent documents), nor will they constitute an event of default under any material agreement to which such Borrower is a party or by which such Borrower is bound. Such Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

   5.3 NO PRIOR ENCUMBRANCES. Such Borrower has good and indefeasible title to all of its assets, free and clear of Liens, except for Permitted Liens.

   5.4    [RESERVED]

   5.5 MERCHANTABLE INVENTORY. All Inventory is in all material respects of good and marketable quality, free from all material defects.

   5.6 NAME; LOCATION OF CHIEF EXECUTIVE OFFICE. Except as disclosed in the Disclosure Letter, such Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of such Borrower is located at the address indicated in SECTION 11 hereof.

   5.7 LITIGATION. Except as set forth in the Disclosure Letter, there are no actions or proceedings pending by or against such Borrower or any Subsidiary before any court or administrative agency in which an adverse decision would reasonably be expected to have a Material Adverse Effect. Such Borrower does not have knowledge of any such pending or threatened actions or proceedings.

  5.8 NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS. All consolidated financial statements related to Cymer and any Subsidiary which have been delivered by Cymer to Lenders fairly present in all material respects such Borrower's consolidated financial condition as of the date thereof and such Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of such Borrower since the date of the most recent of such financial statements submitted to Lenders.

   5.9 SOLVENCY. Such Borrower is solvent and able to pay its debts (including trade debts) as they mature.

   5.10 REGULATORY COMPLIANCE. Such Borrower and each Subsidiary has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from such Borrower's failure to comply with ERISA that is reasonably likely to result in such Borrower's incurring any liability that would reasonably be expected to have a Material Adverse Effect. Such Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Such Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Such Borrower has complied with all the provisions of the Federal Fair Labor Standards Act applicable to it. Such Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

   5.11 ENVIRONMENTAL CONDITION. None of such Borrower's or any Subsidiary's properties or assets has ever been used by such Borrower or any Subsidiary or, to the best of such Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of such Borrower's knowledge, none of such

Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by such Borrower or any Subsidiary; and neither such Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by such Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

   5.12 TAXES. Such Borrower and each Subsidiary has filed or caused to be filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes reflected therein.

   5.13 SUBSIDIARIES. Such Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

   5.14 GOVERNMENT CONSENTS. Such Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities which are necessary for the continued operation of such Borrower's business as currently conducted, except where the failure to obtain such consent, approval or authorization, to make any such declaration or filing or to give any such notice would not reasonably be expected to have a Material Adverse Effect.

   5.15 FULL DISCLOSURE. No representation, warranty or other statement made by such Borrower in any certificate or written statement furnished to Lender by such Borrower in connection with the transaction contemplated by this Agreement, taken as a whole with Cymer's filings with the Securities and Exchange Commission contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading, it being recognized by the Lenders that the projections and forecasts provided by such Borrower are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results).

6.    AFFIRMATIVE COVENANTS

   Each Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Lenders may have any commitment to make a Credit Extension hereunder, such Borrower shall do all of the following (provided that where indicated such covenant shall only apply to Cymer):

   6.1 GOOD STANDING. Such Borrower shall maintain or cause to be maintained its and each of its Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation or formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect. Such Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which would reasonably be expected to have a Material Adverse Effect.

   6.2 GOVERNMENT COMPLIANCE. Such Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Such Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect.

   6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Cymer shall deliver to Lenders: (a) as soon as available, but in any event within thirty
(30) days after the end of each quarter, a company-prepared consolidated balance sheet and income statement covering Cymer's consolidated operations during such period, certified by an officer of Cymer reasonably acceptable to Lenders; (b) as soon as available, but in any event within ninety (90) days after the end of Cymer's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion of an independent certified public accounting firm with respect to such financial statements, reasonably acceptable to Lenders; (c) within three (3) days of filing, copies of all statements, reports and notices sent or made available generally by Cymer to its security holders or to any holders of Subordinated Debt and all reports on Forms 10-K, 10-Q or 8-K filed with the Securities and Exchange Commission;
(d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Cymer or any Subsidiary which could result in damages or costs to Cymer or such Subsidiary of $2,500,000 or more; and (e) such budgets, sales projections, operating plans or other financial information as Lenders may reasonably request from time to time.
Borrower shall deliver to Lenders with the quarterly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of EXHIBIT D hereto.

   6.4 INVENTORY; RETURNS. Borrower shall, within a reasonable time period, notify Servicing Agent of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than $2,500,000.

   6.5 TAXES. Such Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material foreign, federal, state, and local taxes, assessments, duties or contributions required of such Borrower or such Subsidiary by law, and will execute and deliver to Lenders, on demand, appropriate certificates attesting to the payment or deposit thereof; and such Borrower shall make, and shall cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of such Borrower or such Subsidiary by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, federal and foreign income taxes; PROVIDED that such Borrower or such Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against by such Borrower to the extent required by GAAP.

   6.6 INSURANCE. Borrower, at its expense, shall keep all of its material assets insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts as are ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership use of its assets and such other property in amounts and types as are customary to businesses similar to Borrower's.

   6.7 PRINCIPAL DEPOSITORY. Such Borrower shall maintain its principal domestic depository and operating accounts with SVB.

   6.8 TANGIBLE NET WORTH. Cymer, Inc. shall maintain, on a consolidated basis, as of the last day of each calendar quarter, a Tangible Net Worth of not less than Two Hundred Seventy-Five Million Dollars ($275,000,000) PLUS Fifty Percent (50%) of Borrower's quarterly net income (after taxes) (with no subtraction for losses) beginning with the period ending September 30, 1997, with the understanding that in connection with the calculation of Tangible Net Worth the assets and liabilities of Borrower associated with the Foreign Exchange Contracts shall be included therein on a Net Basis.

   6.9 MINIMUM CASH FLOW RATIO. Cymer, Inc. shall maintain, on a consolidated basis, as of the last calendar day of each quarter with respect to the immediately preceding four quarters, a Cash Flow Ratio of at least
1.00 to 1.00. "Cash Flow Ratio" is defined as earnings before interest and taxes plus depreciation and amortization, DIVIDED BY total Commitments for both Lenders.

   6.10 RIGHT TO INSPECT. Any Lender (through any of their officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books in order to verify Borrower's financial condition.

   6.11 DESIGNATED SENIOR INDEBTEDNESS. The Obligations hereby shall at all times constitute "Designated Senior Indebtedness" under all Subordinated Debt obligations.

   6.12 FURTHER ASSURANCES. At any time and from time to time such Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Servicing Agent or Lenders to effect the purposes of this Agreement.

7.    NEGATIVE COVENANTS

      Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Lenders may have any commitment to make any Credit Extensions, such Borrower will not do any of the following:

   7.1 DISPOSITIONS. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of their respective businesses or properties, other than: (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of non-exclusive licenses or similar arrangements for the use of the property of Borrower or its Subsidiaries; (iii) Transfers of worn-out or obsolete Equipment; (iv)

Transfers which constitute liquidation of Investments permitted under Section 7.7; (v) Transfers from any Subsidiary to another Subsidiary or Cymer and any Transfers from Cymer to a Subsidiary that are Permitted Investments; or (vi) other Transfers not otherwise permitted by this Section 7.1 not exceeding 10% of Borrower's Tangible Net Worth in any fiscal year.

   7.2 CHANGE IN BUSINESS. Engage in any business, or permit any of its Subsidiaries to engage in, any business, other than (i) the businesses currently engaged in by such Borrower or its Subsidiaries and (ii) any business substantially similar or related thereto (or incidental thereto), or suffer a material change in such Borrower's ownership, management or directors, other than the sale by such Borrower of equity securities of the Borrower. Such Borrower shall not, without thirty (30) days prior written notification to Lenders, relocate its chief executive office or change its name.

   7.3 MERGERS OR ACQUISITIONS. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person EXCEPT (i) any Subsidiary may merge or consolidate with any Subsidiary or Cymer; or (ii) Cymer or any Subsidiary may merge or consolidate with or acquire all or substantially all of the capital stock or property of a Person in connection with a transaction in which the consideration consists of Capital stock of Cymer or any Subsidiary or, to the extent any consideration consists of cash or other property (other than capital stock) such transaction would be permitted as an Investment permitted under Section 7.7(o); PROVIDED that in any merger or consolidation involving Borrower, Borrower shall be the surviving corporation, PROVIDED, FURTHER, such transaction do not violate any other term or provision of this Agreement; and PROVIDED, FURTHER, the aggregate value of the assets acquired in any such merger do not exceed 25% of such Borrower's Tangible Net Worth as of the end of the month prior to the effective date of the merger, and any assets of the corporation acquired in the merger are not subject to any liens or encumbrances, except Permitted Liens.

   7.4 INDEBTEDNESS. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

   7.5 ENCUMBRANCES. Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts (other than delinquent Accounts in the ordinary course of business), or permit any of its Subsidiaries so to do, except for Permitted Liens.

   7.6 DISTRIBUTIONS. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock (collectively, a "Restricted Payment"), except for: (i) repurchases of stock from former employees of Borrower in accordance with the terms of repurchase or similar agreements between Borrower and such employees, PROVIDED, HOWEVER, that immediately prior to and following such repurchases there exists no Default or Event of Default under the Loan Documents; (ii) Cymer may pay any dividend or distribution payable in Cymer's or a Subsidiary's equity securities; (iii) Cymer may make any redemption of securities with the proceeds received from the substantially concurrent issue of new shares of capital stock; (iv) Cymer may distribute and redeem rights under any stockholder rights plan; and (v) Cymer may make other Restricted Payments not to exceed 25% of Cymer's aggregate net income for fiscal quarters ending after the date hereof; PROVIDED no Restricted Payment that also constitutes a Permitted Investment shall be prohibited by the application of this Section. This Section 7.6 is not intended to apply to and shall not apply to payments of interest on, prepayments, redemptions or defeasances of, sinking fund payments with respect to or deliveries of securities, cash or other property upon conversion of convertible Subordinated Indebtedness.

   7.7 INVESTMENTS. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

   7.8 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of such Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms; directly or indirectly permit to exist transactions between Subsidiaries except for such transactions that are in the ordinary course of Person's business, upon fair and reasonable terms.

   7.9 SUBORDINATED DEBT. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend in any manner adverse to Lenders any provision contained in any documentation relating to the Subordinated Debt without Lenders' prior written consent, including changes to payment terms or any rights attendant to the holders of senior debt.

   7.10 COMPLIANCE. Become an "investment company" or a Person controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose or fail to meet the minimum funding requirements of ERISA, or permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, or fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect, or permit any of its Subsidiaries to do any of the foregoing.

8.        EVENTS OF DEFAULT

     Any one or more of the following events shall constitute an event of default by a Borrower under this Agreement (an "Event of Default"):

   8.1 PAYMENT DEFAULT. If such Borrower fails to pay, (i) when due, any principal or interest payment and (ii) within 30 days of receipt of any invoice therefor, any other payment Obligation.

   8.2       COVENANT DEFAULT.

        8.2.1 If such Borrower fails to perform any obligation under SECTIONS 6.7, 6.8, 6.9, 6.10, 6.11 OR 6.12 or violates any of the covenants contained in Article 7 of this Agreement, or

        8.2.2 If such Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition or covenant contained in this Agreement or in any of the other Loan Documents, and as to any default of such other term, provision, condition or covenant which can be cured, has failed to cure such default within ten (10) days after such Borrower receives notice thereof or any officer of such Borrower becomes aware thereof; PROVIDED, HOWEVER, that if such default cannot by its nature be cured within the ten (10) day period or cannot, after diligent attempts by such Borrower, be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then such Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (PROVIDED that no Credit Extension will be required to be made during such cure period);

   8.3 MATERIAL ADVERSE CHANGE. If there occurs a material adverse change in Borrower's business or financial condition, or if there is a material impairment of the prospect of repayment of any portion of the Obligations or a material impairment of the value of the assets of Cymer or Cymer Japan;

   8.4 ATTACHMENT. If any material portion of such Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if such Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of such Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of such Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, PROVIDED that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by such Borrower (PROVIDED that no Credit Extensions will be required to be made during such cure period);

   8.5 INSOLVENCY. If such Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by such Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within 45 days (PROVIDED that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

   8.6 OTHER AGREEMENTS. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of $2,500,000 or which could have a Material Adverse Effect;

   8.7 JUDGMENTS. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least $2,500,000 shall be rendered against such Borrower and shall remain unsatisfied and unstayed for a period of thirty (30) days (PROVIDED that no Credit Extensions will be made prior to the satisfaction or stay of such judgment);

   8.8 MISREPRESENTATIONS. If any material misrepresentation or material misstatement exists now or hereafter, with respect to the date when such misrepresentation or misstatement was made or was deemed to have been made, in any warranty or representation set forth herein or in any certificate delivered to Servicing Agent or any Lender by any Responsible Officer pursuant to this Agreement or to induce Servicing Agent or any Lender to enter into this Agreement or any other Loan Document; or

   8.9 GUARANTY. Any guaranty of all or a portion of the Obligations ceases for any reason to be in full force and effect, or any Guarantor fails to perform any obligation under any guaranty of all or a portion of the Obligations, or any material misrepresentation or material misstatement exists now or hereafter, with respect to the date when such misrepresentation or misstatement was made or was deemed to have been made, in any warranty or representation set forth in any guaranty of all or a portion of the Obligations or in any certificate delivered to Servicing Agent or any Lender in connection with such guaranty.

9.        SERVICING AGENT'S AND LENDERS' RIGHTS AND REMEDIES

   9.1 RIGHTS AND REMEDIES. Upon the occurrence and during the continuance of a Default or Event of Default, neither Servicing Agent nor any Lender shall have any further obligation to advance money or extend other credit to or for the benefit of Borrowers under this Agreement or under any other agreement between or among Borrowers or Servicing Agent or any Lender. In addition, upon the occurrence and during the continuance of an Event of Default Lenders, or Servicing Agent, on behalf of Lenders, at the election of Requisite Lenders, may, without prior notice of their election and without demand, do any one or more of the following, all of which are authorized by
Borrowers:

        9.1.1 Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (PROVIDED that upon the occurrence of an Event of Default described in Section 8.5 all Obligations shall become immediately due and payable without any action by Servicing Agent or Lenders); and

        9.1.2 Exercise all rights and remedies available to Lenders under law.

   9.2       [RESERVED]

   9.3       SETOFF.

        9.3.1 Regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, any deposits, balances or other sums credited by or due from the head offices of Lenders or any of their branch offices to Borrower may, at any time and from time to time after the occurrence and during the continuance of an Event of Default hereunder, without prior notice to Borrower or compliance with any other condition precedent now or hereafter imposed by statute, rule of law, or otherwise (all of which are hereby expressly waived to the extent permitted by law) be set off, appropriated, and applied by Lenders against any and all obligations of Borrower to Lenders or any of their Affiliates in such manner as the head offices of Lenders or any of their branch offices in their sole discretion may determine.

        9.3.2 Unless otherwise expressly provided herein or otherwise agreed to by the Lenders, all interest, fees and principal payments on the Loans to Borrower hereunder are to be divided among Lenders in the same proportion as each Lender's pro rata share of the aggregate Commitments.
 Any sums obtained from a Borrower by any Lender by reason of the exercise of its rights of setoff or banker's lien or otherwise shall be shared among all Lenders in the same proportion and applied only to Obligations of such Borrower under this Agreement. Nothing in this Section 9.3.2 shall be deemed to require the sharing of Lenders of collections (other than by setoff or banker's lien) with respect to any other obligations of a Borrower or any Subsidiary to any Lender.

   9.4       [RESERVED]

   9.5 LENDERS' EXPENSES. If after notice thereof Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Lenders may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves under the Committed Revolving Line as Lenders deem necessary to protect Lenders from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in this Agreement, and take any action with respect to such policies as Lenders deem prudent. Any amounts so paid or deposited by Lenders shall constitute Lenders' Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided. Any payments made by Lenders shall not constitute an agreement by Lenders to make similar payments in the future or a waiver by Lenders of any Event of Default under this Agreement.

   9.6       [RESERVED]

   9.7 REMEDIES CUMULATIVE. Lenders' rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Lenders shall have all other rights and remedies not inconsistent herewith as provided under the Code, at law, or in equity. No exercise by Lenders of one right or remedy shall be deemed an election, and no waiver by Lenders of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Lenders shall constitute a waiver, election, or acquiescence by them. No waiver by Lenders shall be effective unless made in a written document signed by Servicing Agent and Requisite Lenders and then shall be effective only in the specific instance and for the specific purpose for which it was given.

   9.8 DEMAND; PROTEST. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guaranties at any time held by Servicing Agent or any Lender on which such Borrower may in any way be liable.

   10.       NOTICES

     Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telecopy to Borrower or to Servicing Agent or any Lender, as the case may be, at its addresses set forth below:

     If to Cymer:                 CYMER, INC.
                                  16750 Via Del Campo Court
                                  San Diego, California  92127
                                  Attn:  Mr. William Angus
                                  Fax:   619-618-3090

     If to Cymer Japan:           CYMER JAPAN, INC.
                                  1-22-6 Ichikawa
                                  Ichikawa, Chiba,
                                  JAPAN   272

     With a copy to:              Cymer, Inc.
                                  16750 Via Del Campo Court
                                  San Diego, California  92127
                                  Attn:  Mr. William Angus
                                  Fax:   619-618-3090

     If to SVB:                   SILICON VALLEY BANK
                                  3003 Tasman Drive
                                  Santa Clara, CA  95054
                                  Attn:  Legal Department
                                  Fax:   408/496-2419

     With a copy to:              5414 Oberlin Drive, Suite 230
                                  San Diego, CA  92121
                                  Attn:  Manager
                                  Fax:   619-535-1611

     If to BOH:                   BANK OF HAWAII
                                  P.O. Box 2900
                                  Honolulu, HI  96846-6000
                                  Fax: 808-537-8301

     If to Servicing Agent:       SILICON VALLEY BANK
                                  3003 Tasman Drive
                                  Santa Clara, CA 95054
                                  Attn:  Legal Department
                                  Fax:   408/496-2419

     With a copy to:              5414 Oberlin Drive, Suite 230
                                  San Diego, CA  92121
                                  Attn:  Manager
                                  Fax:   619-535-1611

     NOTICES TO ONE LENDER SHALL NOT BE DEEMED NOTICE TO ANY OTHER LENDER.

     The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

11.       ASSIGNMENTS; PARTICIPATIONS

     11.1 Any Lender may, with the written consent of each Borrower (not to be unreasonably withheld), and with the written consent of each other Lender at any time assign and delegate to one or more assignees (PROVIDED that no written consent any Lender or Borrowers shall be required in connection with any assignment and delegation by a Lender to an affiliate of such Lender) (each an "Assignee") all, or any ratable part of all, of the Advances, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000; PROVIDED, HOWEVER, that (i) each Borrower may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to each Borrower by such Lender and the Assignee; (B) such Lender and its Assignee shall have delivered to each Borrower an Assignment and Acceptance ("Assignment and Acceptance") together with any note or notes subject to such assignment.

   11.2 From and after the date on which each other Lender notifies the assignor Lender that it has received an executed Assignment and Acceptance
(i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

   11.3 Within five (5) Business Days after its receipt of notice by Lender that it has received an executed Assignment and Acceptance, Borrower shall execute and deliver to the Assignee a new note evidencing such Assignee's assigned Advances and Commitment and, if the assignor Lender has retained a portion of its Advances and its Commitment, a replacement note in the principal amount of the Advances retained by the assignor Lender (such note to be in exchange for, but not in payment of, the note held by such Lender). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender PRO TANTO.

   11.4 Any Lender may at any time sell to one or more commercial banks or other Persons not Affiliates of Borrower (a "Participant") participating interests in any Credit Extensions, the Commitment of such Lender and the other interests of such Lender (the "Originating Lender") hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and
(iv) no Lender shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would otherwise require unanimous consent of each of the Lenders under Section 13.5 (without giving effect to the proviso to the definition of "Requisite Lenders").

12.       CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER

     This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrowers, Servicing Agent and Lenders hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. EACH OF BORROWER, SERVICING AGENT AND LENDERS HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

13.       GENERAL PROVISIONS

   13.1 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; PROVIDED, HOWEVER, that neither this Agreement nor any rights hereunder may be assigned by Borrower without each Lender's prior written consent, which consent may be granted or withheld in each Lender's sole discretion. Each Lender shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, such Lender's obligations, rights and benefits hereunder.

   13.2      EXPENSES; TAXES; INDEMNIFICATION; SURVIVAL.

        13.2.1 EXPENSES. Borrower shall pay on demand all expenses of the Servicing Agent and Lenders in connection with the preparation, waiver or amendment of this

Agreement, the Loan Documents or other documents executed in connection therewith, or the administration, default or collection of the Advances or other Obligations or administration, default, collection in connection with the Servicing Agent's or any Lender's exercise, preservation or enforcement of any of its rights, remedies or options thereunder, including, without limitation, fees of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with any travel or other costs relating to any appraisals or examinations conducted in connection with the Obligations or any collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate).

        13.2.2 TAXES, ETC. Borrower agrees to pay all governmental taxes, assessments and other charges (except income, gross receipts, ad valorem, intangibles, franchise or other similar taxes imposed on Servicing Agent or Lenders), including any interest or penalties thereon, at any time payable or ruled to be payable in respect of the existence, execution or delivery of the Loan Documents or the issuance of the notes hereunder by reason of any existing or hereafter enacted federal, state, local or foreign statute, and to indemnify and hold Servicing Agent and Lenders and each of their successors and assigns harmless against liability in connection with any such taxes, assessments or other charges.

        13.2.3 GENERAL INDEMNITY. Borrower shall pay, indemnify, and hold each Lender, the Servicing Agent and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including reasonable attorneys' fees and costs) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby (including, without limitation the Exchange Contracts), and with respect to any investigation, litigation or proceeding (including any proceeding in bankruptcy or appellate proceeding) related to this Agreement or the Advances or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); PROVIDED that Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person.

        13.2.4 SURVIVAL; DEFENSE. The obligations in Sections 13.2.2 and 13.2.3 shall survive payment of all other Obligations. At the election of any Indemnified Person, Borrower shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such person's sole discretion, at the sole cost and expense of Borrower. All amounts owing under Section 13.2 shall be paid within thirty (30) days after demand.

   13.3 TIME OF ESSENCE. Time is of the essence for the performance of all obligations set forth in this Agreement.

   13.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

   13.5 AMENDMENTS; INTEGRATION. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Requisite Lenders and Borrowers and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such waiver, amendment or consent shall, unless in writing and signed by all Lenders and Borrowers, do any of the following:

        13.5.1 increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to this Agreement) or subject any Lender to any additional obligations;

        13.5.2 postpone or delay any date fixed for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any Loan Document;

        13.5.3 reduce the principal of, or the rate of interest specified herein on any Loan, or of any fees or other amounts payable hereunder or under any Loan Document;

        13.5.4 change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances which shall be required for the Lenders or any of them to take any action hereunder;

        13.5.5 amend this Section 13.5 or any other provision herein requiring the consent or other action of all Lenders; or

        13.5.6 discharge any guarantor of the Obligations, or release all or substantially all of any collateral for the Obligations except as otherwise may be provided in the Loan Documents or except where the consent of the Requisite Lenders only is specifically provided for;

and, PROVIDED, FURTHER, that no amendment, waiver or consent shall, unless in writing and signed by Servicing Agent in addition to the Requisite Lenders or all the Lenders, as the case may be, affect the rights or duties of Servicing Agent under this Agreement or any other Loan Document.

     As between Borrowers, on the one hand, and Lenders or Servicing Agent on the other hand, all prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

   13.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

   13.7 SURVIVAL. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations (other than inchoate Obligations) remain outstanding.

   13.8 CONFIDENTIALITY. In handling any confidential information each Lender shall exercise the same degree of care that it exercises with respect to their own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or Affiliates of such Lender in connection with its present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Advances, PROVIDED that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order and (iv) as may be required in connection with the examination, audit or similar investigation of such Lender. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of any Lender when disclosed to such Lender, or becomes part of the public domain after disclosure to such Lender through no fault of such Lender; or (b) is disclosed to such Lender by a third party, PROVIDED such Lender does not have actual knowledge that such third party is prohibited from disclosing such information.

   13.9 NO GUARANTY BY CYMER JAPAN. Notwithstanding any provision of this Agreement or any Loan Document to the contrary, Cymer Japan does not guaranty and shall not be deemed to guaranty or have any liability for the Obligations of Cymer hereunder or under any Loan Document.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


BORROWER:

CYMER, INC.

By:       /S/ WILLIAM A. ANGUS, III
          ---------------------------------------
Title:    Senior Vice President, Chief
          Financial Officer

CYMER JAPAN, INC.

By:       /S/ ROBERT A. AKINS
          ---------------------------------------
Title:    President

LENDERS:

SILICON VALLEY BANK

By:       /S/ JOHN OTTERSON
          ---------------------------------------
Title:    Vice President

BANK OF HAWAII

By:       /S/ KENNETH LOVELESS
          ---------------------------------------
Title:    Vice President

SERVICING AGENT:

SILICON VALLEY BANK

By:       /S/ JOHN OTTERSON
          ---------------------------------------
Title:    Vice President

                                    Schedule
                                       To
                           Loan and Security Agreement

                                    COMMITMENTS

COMMITTED REVOLVING LINE:

     Lender                   Commitment          Commitment Percentage*
     Silicon Valley Bank       $7,500,000                  50%
     Bank of Hawaii            $7,500,000                  50%


* provided, however, that all Optional Currency Advances shall be made by BOH exclusively

                                   SCHEDULES
                                       TO
                          LOAN AND SECURITY AGREEMENT

                                   DISCLOSURES




                                     None

                                   EXHIBIT A



                                   [Reserved]

                                    EXHIBIT B

                        (NON OPTIONAL CURRENCY ADVANCES)

                  LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

TO:  CENTRAL CLIENT SERVICE DIVISION              DATE:  _________________

FAX#:  (408) __________                           TIME:   ________________

FROM:______________________________________________________________________
          BORROWER'S NAME

FROM:______________________________________________________________________
          AUTHORIZED SIGNER'S NAME

___________________________________________________________________________
          AUTHORIZED SIGNATURE

PHONE:_____________________________________________________________________

FROM ACCOUNT #_____________________ TO ACCOUNT#____________________________

---------------------------------------------------------------------------
  REQUESTED TRANSACTION TYPE               REQUEST DOLLAR AMOUNT
  --------------------------               ---------------------
  PRINCIPAL INCREASE (ADVANCE)             $ ____________________________
  PRINCIPAL PAYMENT (ONLY)                 $ ____________________________
  INTEREST PAYMENT (ONLY)                  $ ____________________________
  PRINCIPAL AND INTEREST (PAYMENT)         $ ____________________________
  OTHER INSTRUCTIONS:____________________________________________________
---------------------------------------------------------------------------

   All representations and warranties of Borrower stated in the Loan and Security Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Advance Request; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

---------------------------------------------------------------------------
                                BANK USE ONLY:
                              TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.
 -------------------------------------------------------------------------
 Authorized Requester
                                     ___________________________________
                                     Authorized Signature (Bank)
                                     Phone #____________________________
---------------------------------------------------------------------------

                                    EXHIBIT B

                         (OPtional Currency Advances)

                  LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

TO:  CENTRAL CLIENT SERVICE DIVISION              DATE:  _________________

FAX#:  (408) __________                           TIME:   ________________

FROM:______________________________________________________________________
          BORROWER'S NAME

FROM:______________________________________________________________________
          AUTHORIZED SIGNER'S NAME

___________________________________________________________________________
          AUTHORIZED SIGNATURE

PHONE:_____________________________________________________________________

FROM ACCOUNT #_____________________ TO ACCOUNT#____________________________

---------------------------------------------------------------------------
  REQUESTED TRANSACTION TYPE               REQUEST DOLLAR AMOUNT
  --------------------------               ---------------------
  PRINCIPAL INCREASE (ADVANCE)             ______________________________
  PRINCIPAL PAYMENT (ONLY)                 ______________________________
  INTEREST PAYMENT (ONLY)                  ______________________________
  PRINCIPAL AND INTEREST (PAYMENT)         ______________________________
  OTHER INSTRUCTIONS:____________________________________________________
---------------------------------------------------------------------------

All representations and warranties of Borrower stated in the Loan and Security Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Advance Request; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

---------------------------------------------------------------------------
                                   BANK USE ONLY:
                                TELEPHONE REQUEST:
The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.
 -------------------------------------------------------------------------
 Authorized Requester
                                     ___________________________________
                                     Authorized Signature (Bank)
                                     Phone #____________________________
---------------------------------------------------------------------------
Concurred In By:              Agreed:                  Agreed:

Cymer, Inc.                   Silicon Valley Bank           Bank of Hawaii

By____________________        By___________________         By_______________
Title:                        Title:                        Title:

                                   EXHIBIT C

                                  CERTIFICATE

    The undersigned hereby certifies as follows:

    I, _______________________, am the duly elected and acting
___________________ of __________________________ ("Borrower").

    This certificate is delivered pursuant to the Loan and Security Agreement (the "Agreement") by and between Borrower and Silicon Valley Bank and Bank of Hawaii. The terms used in this Certificate which are defined in the Agreement have the same meaning herein as ascribed to them therein.

    Borrower is confirming its request to convert Prime Rate Based Advances to LIBOR Based Rate Advances as follows:

    (a) The amount of the Advance to be converted from a Prime Rate Based Advance to a LIBOR Based Rate Advances is __________________________ and this amount conforms to the requirements of the Agreement.

    (b) The date on which such conversion is to be effected is ___________________, which is three Business Days from the date hereof.

   Borrower is confirming its request to continue existing a LIBOR Based Rate Advance with the following new Interest Period relating thereto and this request is being made at least three Business Days prior to the expiration of the current Interest Period relating to such Advance:

    The Interest Period relating to the continuation of existing LIBOR Based Rate Advances is to be _________________________.

    All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of this request; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

    IN WITNESS WHEREOF, this Borrowing Certificate is executed by the undersigned as of this _________ day of ______________, 19___.

                                       _________________________________

                                       By:  _____________________________
                                            Title:

                                   EXHIBIT D
                            COMPLIANCE CERTIFICATE

TO:       SILICON VALLEY BANK
FROM:

    The undersigned authorized officer of CYMER, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Lenders (the "Agreement"), (i) Borrower is in complete compliance for the period ending ______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles
(GAAP) (except for the absence of footnotes) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer expressly acknowledges that no borrowings may be requested by the Borrower at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that such compliance is determined not just at the date this certificate is delivered.


    Please indicate compliance status by circling Yes/No under "Complies" column.

    REPORTING COVENANT              REQUIRED                                       COMPLIES
    ------------------              --------                                       --------
    QUARTERLY FINANCIAL STATEMENTS  QUARTERLY WITHIN 30 DAYS                       YES  NO
    ANNUAL (CPA AUDITED)            FYE WITHIN 90 DAYS                             YES  NO

    FINANCIAL COVENANT              REQUIRED                         ACTUAL      COMPLIES
    ------------------              -----------------                ------      --------
    MAINTAIN ON A QUARTERLY BASIS:
    TANGIBLE NET WORTH              275,000,000 + 50% PROFITS        _____        YES  NO
    CASH FLOW                       1.0                              _____        YES  NO


                                           ------------------------------------
                                                        BANK USE ONLY
                                            RECEIVED BY:______________________
                                            DATE:_____________________________
                                            REVIEWED BY:______________________
                                            COMPLIANCE STATUS:  YES / NO
                                           ------------------------------------

COMMENTS REGARDING EXCEPTIONS:

Sincerely,

_______________________            DATE:_______________
SIGNATURE

________________________
TITLE